Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated February 8, 2006, except for the twelfth paragraph of Note 2, as to which the date is April 27, 2010, relating to the financial statements of GeoVax, Inc. appearing in the Prospectus which is a part of the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.
/S/ TRIPP, CHAFIN & COMPANY, LLC
Marietta, Georgia
May 20, 2010